Exhibit 99.1

               MARTEN TRANSPORT ANNOUNCES SECOND QUARTER RESULTS

MONDOVI, Wis., July 17, 2018 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 49.9% improvement in net income to $13.7 million, or 25 cents per diluted share, for the second quarter ended June 30, 2018, from $9.1 million, or 17 cents per diluted share, for the second quarter of 2017. The second quarter earnings improved 32.6% sequentially from 2018 first quarter net income of $10.3 million, or 19 cents per diluted share. Net income improved 38.5% to $24.0 million, or 44 cents per diluted share, for the first six months of 2018, from $17.4 million, or 32 cents per diluted share, for the first half of 2017.

Operating revenue improved 14.9% to $197.0 million for the second quarter of 2018 from $171.5 million for the second quarter of 2017, and improved 11.4% to $384.0 million for the first six months of 2018 from $344.7 million for the 2017 six-month period. Excluding fuel surcharges, operating revenue improved 8.5% to $169.2 million for the 2018 quarter from $155.9 million for the 2017 quarter, and improved 6.6% to $333.1 million for the first six months of 2018 from $312.5 million for the 2017 six-month period. Fuel surcharge revenue increased to $27.8 million for the 2018 quarter from $15.6 million for the 2017 quarter, and increased to $50.9 million for the first six months of 2018 from $32.2 million for the 2017 six-month period.

Operating expenses for the second quarter of 2018 were 90.8% of operating revenue, compared with 90.9% for the second quarter of 2017. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 89.2% for the second quarter of 2018 from 90.0% for the second quarter of 2017.

Operating expenses for the first six months of 2018 were 91.7% of operating revenue, compared with 91.4% for the 2017 six-month period. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 90.4% for the first six months of 2018 from 90.6% for the 2017 six-month period.

Chairman and Chief Executive Officer Randolph L. Marten said, “Our improved top- and bottom-line results demonstrate the balanced strength of Marten’s unique multifaceted business model, with significant increases in the operating income produced across our four distinct operating platforms – Truckload, Dedicated, Intermodal and Brokerage. With our talented people continuing to position our operations to capitalize on the strengthening freight environment, we expect to deliver continued growth with increasing compensation for our premium services, additional freight with existing and new customers, and our emphasis on operating efficiencies and cost controls.”

“Our agreements with a number of customers included a shift beginning in this year’s first quarter from line haul to fuel surcharge revenue, which reduced our Dedicated and Truckload revenue, net of fuel surcharges, by $200 and $43 per tractor per week in the second quarter, and by $155 and $28 per tractor per week in the first half of this year. The change reduced our revenue excluding fuel surcharges by $3.8 million for the second quarter and by $5.4 million for this year’s first six months, while increasing our fuel surcharge revenue by the same amounts.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten’s dry freight services are expanding, with 1,523 dry trailers operating as of June 30, 2018. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of the Company’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

 MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(In thousands, except share information)	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$22,003	$15,791
Receivables:
Trade, net	80,492	74,886
Other	12,247	6,131
Prepaid expenses and other	19,876	19,810
Total current assets	134,618	116,618

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	805,723	783,648
Accumulated depreciation	(218,071)	(211,728)
Net property and equipment	587,652	571,920
Other assets	2,169	1,865
Total assets	$724,439	$690,403

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$45,782	$38,100
Insurance and claims accruals	25,574	26,177
Total current liabilities	71,356	64,277
Deferred income taxes	103,841	100,626
Total liabilities	175,197	164,903

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 54,659,074 shares at June 30, 2018, and 54,533,455 shares at December 31, 2017, issued and outstanding	547	545
Additional paid-in capital	78,366	76,413
Retained earnings	470,329	448,542
Total stockholders’ equity	549,242	525,500
Total liabilities and stockholders’ equity	$724,439	$690,403

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands, except per share information)	2018	2017	2018	2017

Operating revenue	$197,024	$171,511	$383,984	$344,670

Operating expenses (income):
Salaries, wages and benefits	63,250	56,715	122,072	113,115
Purchased transportation	35,048	27,516	70,074	56,878
Fuel and fuel taxes	31,742	25,007	60,786	50,963
Supplies and maintenance	10,251	10,541	20,687	21,531
Depreciation	22,193	21,306	44,008	42,689
Operating taxes and licenses	2,364	2,252	4,651	4,499
Insurance and claims	8,941	8,848	19,231	17,762
Communications and utilities	1,647	1,487	3,330	3,068
Gain on disposition of revenue equipment	(2,160)	(1,871)	(3,371)	(2,974)
Other	5,525	4,141	10,699	7,632

Total operating expenses	178,801	155,942	352,167	315,163

Operating income	18,223	15,569	31,817	29,507

Other	(138)	125	(327)	266

Income before income taxes	18,361	15,444	32,144	29,241

Income taxes expense	4,659	6,303	8,111	11,886

Net income	$13,702	$9,141	$24,033	$17,355

Basic earnings per common share	$0.25	$0.17	$0.44	$0.32

Diluted earnings per common share	$0.25	$0.17	$0.44	$0.32

Dividends declared per common share	$0.025	$0.015	$0.05	$0.03

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2018	2017	2018 vs. 2017	2018 vs. 2017
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$80,525	$84,480	$(3,955)	(4.7)%
Truckload fuel surcharge revenue	13,879	10,434	3,445	33.0
Total Truckload revenue	94,404	94,914	(510)	(0.5)

Dedicated revenue, net of fuel surcharge revenue	47,232	38,601	8,631	22.4
Dedicated fuel surcharge revenue	9,739	2,901	6,838	235.7
Total Dedicated revenue	56,971	41,502	15,469	37.3

Intermodal revenue, net of fuel surcharge revenue	21,291	16,877	4,414	26.2
Intermodal fuel surcharge revenue	4,179	2,238	1,941	86.7
Total Intermodal revenue	25,470	19,115	6,355	33.2

Brokerage revenue	20,179	15,980	4,199	26.3

Total operating revenue	$197,024	$171,511	$25,513	14.9%

Operating income:
Truckload	$8,689	$7,511	$1,178	15.7%
Dedicated	5,584	5,074	510	10.1
Intermodal	2,512	2,040	472	23.1
Brokerage	1,438	944	494	52.3
Total operating income	$18,223	$15,569	$2,654	17.0%

Operating ratio:
Truckload	90.8%	92.1%
Dedicated	90.2	87.8
Intermodal	90.1	89.3
Brokerage	92.9	94.1

Consolidated operating ratio	90.8%	90.9%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Six Months		Six Months	Six Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2018	2017	2018 vs. 2017	2018 vs. 2017
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$160,741	$169,291	$(8,550)	(5.1)%
Truckload fuel surcharge revenue	26,680	21,281	5,399	25.4
Total Truckload revenue	187,421	190,572	(3,151)	(1.7)

Dedicated revenue, net of fuel surcharge revenue	89,596	75,500	14,096	18.7
Dedicated fuel surcharge revenue	16,208	6,279	9,929	158.1
Total Dedicated revenue	105,804	81,779	24,025	29.4

Intermodal revenue, net of fuel surcharge revenue	42,099	33,688	8,411	25.0
Intermodal fuel surcharge revenue	8,023	4,613	3,410	73.9
Total Intermodal revenue	50,122	38,301	11,821	30.9

Brokerage revenue	40,637	34,018	6,619	19.5

Total operating revenue	$383,984	$344,670	$39,314	11.4%

Operating income:
Truckload	$15,504	$13,485	$2,019	15.0%
Dedicated	8,072	9,561	(1,489)	(15.6)
Intermodal	5,490	4,189	1,301	31.1
Brokerage	2,751	2,272	479	21.1
Total operating income	$31,817	$29,507	$2,310	7.8%

Operating ratio:
Truckload	91.7%	92.9%
Dedicated	92.4	88.3
Intermodal	89.0	89.1
Brokerage	93.2	93.3

Consolidated operating ratio	91.7%	91.4%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017
Truckload Segment:
Revenue (in thousands)	$94,404	$94,914	$187,421	$190,572
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,795	$3,467	$3,736	$3,441
Average tractors(1)	1,632	1,875	1,664	1,903
Average miles per trip	568	589	585	602
Non-revenue miles percentage(2)	9.6%	9.0%	8.2%	9.3%
Total miles (in thousands)	39,502	45,736	80,084	91,796

Dedicated Segment:
Revenue (in thousands)	$56,971	$41,502	$105,804	$81,779
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,282	$3,488	$3,275	$3,475
Average tractors(1)	1,107	851	1,058	840
Average miles per trip	300	292	299	296
Non-revenue miles percentage(2)	0.7%	0.7%	0.9%	0.7%
Total miles (in thousands)	23,747	19,357	44,882	37,936

Intermodal Segment:
Revenue (in thousands)	$25,470	$19,115	$50,122	$38,301
Loads	10,622	9,793	21,359	19,377
Average tractors	91	81	86	79

Brokerage Segment:
Revenue (in thousands)	$20,179	$15,980	$40,637	$34,018
Loads	12,120	11,578	24,009	24,932

At June 30, 2018 and June 30, 2017:
Total tractors(1)	2,761	2,711
Average age of company tractors (in years)	1.6	1.5
Total trailers	5,402	4,925
Average age of company trailers (in years)	2.6	2.8
Ratio of trailers to tractors(1)	2.0	1.8

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands)	2018	2017	2018	2017

Net cash provided by operating activities	$44,193	$27,546	$67,375	$65,220
Net cash (used for) investing activities	(31,785)	(26,003)	(59,177)	(46,965)
Net cash (used for) financing activities	(803)	(550)	(1,986)	(8,685)

Weighted average shares outstanding:
Basic	54,613	54,493	54,592	54,459
Diluted	55,126	54,802	55,115	54,772

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 52 and 63 tractors as of June 30, 2018 and 2017, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.